                                                                    EXHIBIT 1.1

Proof of August 10, 1998


                               16,800,000 Shares

                             GLOBAL CROSSING LTD.

                                 Common Stock


                          U.S. UNDERWRITING AGREEMENT
                          ---------------------------


                                                            August __, 1998
Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CIBC Oppenheimer Corp.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

      As Representatives of the Several Underwriters

c/o Smith Barney Inc.
      388 Greenwich Street
      New York, New York 10013

Dear Sirs:

          Global Crossing Ltd., a Bermuda Company (the "Company"), proposes to issue and sell an aggregate of 15,160,000 shares of its common stock, par value $0.01 per share, and the persons named in Part A of Schedule I hereto (the "Selling Stockholders") propose to sell an aggregate of 1,640,000 shares of common stock of the Company (together with the 15,160,000 shares of common stock to be issued and sold by the Company, the "Firm Shares") to the several Underwriters named in Schedule II hereto (the "U.S. Underwriters") for whom Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC Oppenheimer Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as representatives (the "Representatives"). In addition, solely for the purpose of covering over-allotments, the Company proposes to sell to the U.S. Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 2,520,000 shares (the "Additional Shares") of the

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Company's common stock. The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers." The Firm Shares and the Additional
Shares are hereinafter collectively referred to as the "Shares." The Company's common stock, par value $0.01 per share, including the Shares and the International Shares (as defined herein), is hereinafter referred to as the "Common Stock."

          It is understood that the Company and the Selling Stockholders are concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement"), providing for the sale of 4,200,000 shares of the Common Stock (the "Firm International Shares"), of which 3,790,000 shares will be sold by the Company and of which 410,000 shares will be sold by the Selling Stockholders (plus an option granted by the Company to purchase up to an additional 630,000 shares of Common Stock (the "Additional International Shares") solely for the purpose of covering over-allotments) through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc., Merrill Lynch International, CIBC Oppenheimer Corp., Deutsche Bank AG (London Branch), Goldman Sachs International and Morgan Stanley & Co. International Limited are acting as lead managers (the "Lead Managers"). All shares of Common Stock proposed to be offered to the Managers pursuant to the International Underwriting Agreement, including the Firm International Shares and the Additional International Shares, are herein called the "International Shares"; the International Shares and the Shares, collectively, are herein called the "Underwritten Shares."

          The Company and the Selling Stockholders also understand that the Representatives and the Lead Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Managers a portion of the International Shares or sell to the Managers a portion of the Shares. The Company and the Selling Stockholders understand that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

          The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

          1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including prospectuses subject to completion, relating to the Underwritten Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment. The term "Prospectuses" as used in this Agreement means the

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prospectuses in the forms included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses.

          It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the International Shares which are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Prepricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses." For purposes of this Agreement:
"Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable; "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

          2. AGREEMENTS TO SELL AND PURCHASE. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, the Company hereby agrees to issue and sell to each U.S. Underwriter and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ ___ per share (the "purchase price per share"), the number of Firm Shares that bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

          Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, each Selling Stockholder agrees to sell to each U.S. Underwriter and each U.S. Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at the purchase price per share, the number of Firm Shares that bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

          Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company also agrees to sell to the U.S. Underwriters, and the U.S. Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised prior to 5:00 p.m., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 2,520,000 Additional Shares from the Company. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

          Certificates in transferable form for the Shares that each of the Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with [Name of Custodian] (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Stockholders appointing _____________ and ___________ as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Stockholder agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the U.S. Underwriters, the Company and each other Selling Stockholder, (ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) the obligations of the Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law,

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

whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event or, if the Selling Stockholder is not a natural person, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of such Selling Stockholder. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, or if the Selling Stockholder is not a natural person, if such selling Stockholder shall dissolve, wind up, distribute assets or if any other event affecting the legal existence of such Selling Stockholder shall occur before the delivery of the Shares hereunder, certificates for the Shares of such Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity, dissolution, winding up or distribution of assets or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any U.S. Underwriter shall have received notice of such death, incapacity, dissolution, winding up or distribution of assets or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Stockholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Stockholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

          Each U.S. Underwriter represents, warrants, covenants and agrees that, except as contemplated under Section 2 of the Agreement Between U.S. Underwriters and Managers dated the date hereof, (i) it is not purchasing any Shares for the account of anyone other than a U.S. or Canadian Person, (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any Shares or distribute any U.S. Prospectus outside the United States or Canada or to anyone other than a U.S. or Canadian Person and (iii) any offer of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the relevant province of Canada in which such offer is made.

     As part of the offering contemplated by this Agreement, Smith Barney Inc. has agreed to reserve out of the Firm Shares set forth opposite its name on
Schedule II hereto, up to _______ shares, for sale to the Company's employees, officers, and directors (the "Employee Participants") and other parties associated with the Company (the "Non-Employee Participants" and, together with the Employee Participants, the "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"), provided that
                                                                 --------
Smith Barney Inc. will have full discretion over the allocation of the Firm Shares to any Non-Employee Participants. The Firm Shares to be sold by Smith Barney Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Smith Barney Inc. pursuant to that certain Directed Share Program Side Letter, dated as of the date hereof, between the Company and Smith Barney Inc. (the "DSP Side Letter"), at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day immediately following

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

the date hereof will be offered to the public by Smith Barney Inc. as set forth in the Prospectus.

          3. TERMS OF PUBLIC OFFERING. The Sellers have been advised by you that the U.S. Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus.

          4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the U.S. Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 333 West 34th Street, New York, NY 10003, at 10:00 A.M., New York City time, on August __, 1998 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

          Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Company of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

          Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

          5. AGREEMENTS OF THE COMPANY. The Company agrees with the several U.S. Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

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          (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's business, assets, condition (financial or otherwise) or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to you, without charge, one signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.

          (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectuses of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised or (ii) so long as, in the written opinion of counsel for the U.S. Underwriters (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any U.S. Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the U.S. Underwriters, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the U.S. Underwriters a U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer, the Company will expeditiously deliver to each U.S. Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the U.S. Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the written opinion of counsel for the U.S. Underwriters is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish to the U.S. Underwriters and dealers a reasonable number of copies thereof.

          (g) The Company will cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several U.S. Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do
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business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act; provided that such
                                                          --------
requirement shall be deemed satisfied if the Company complies with the provisions of Rule 158 of the Act.

          (i) During the period of one year hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the NASDAQ National Market, and
(ii) from time to time such other information concerning the Company as you may reasonably request.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company or any of the Selling Stockholders to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection herewith.

          (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectuses.

          (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (m) For a period of 180 days after the date hereof (the "Lock-up Period"), the Company will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) or grant any options or warrants to purchase Common Stock exercisable within the Lock-up Period, except for (i) sales to the U.S. Underwriters pursuant to this Agreement and the Managers pursuant to the International Underwriting Agreement, (ii) transactions disclosed in the Prospectuses or (iii) the grant of options in the ordinary course of business pursuant to the Company's Stock Incentive Plan (provided that any recipient of options exercisable within 180 days of the date hereof shall execute an agreement for the benefit of the U.S. Underwriters not to transfer such options (or shares of Common Stock underlying such options) for the remainder of such 180-day period).

          (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors and each of its stockholders designated by you.

          (o) Except as stated in this Agreement and in the International Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (p) The Company will use its best efforts to have the Common Stock listed, subject to notice of issuance, on the NASDAQ National Market concurrently with the effectiveness of the Registration Statement.

          6. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders agrees with the several U.S. Underwriters as follows:

          (a) Such Selling Stockholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

          (b) Such Selling Stockholder will pay all Federal and other taxes, if any on the transfer or sale of such Shares that are sold by the Selling Stockholder to the U.S. Underwriters.

          (c) Such Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares that are sold by such Selling Stockholder pursuant to this Agreement.

          (d) Such Selling Stockholder has executed or will execute a "lock-up" letter as provided in Section 5(n) above and will not sell, contract to sell or otherwise dispose of any Common Stock, except for the sale of Shares to the Underwriters pursuant to this Agreement and the sale of Shares to the Managers pursuant to the International Underwriting Agreement, prior to the expiration of 180 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.

          (e) Except as stated in this Agreement and the International Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, such Selling Stockholder has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (f) Such Selling Stockholder will advise you promptly upon becoming aware, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change that results in a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"), or of the happening of any event that makes any statement made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law.

          7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each U.S. Underwriter that:

          (a) Each U.S. Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to

Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act; except that this representation and warranty does not apply to statements in or omissions from such U.S. Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Selling Stockholder or to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

          (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any Selling Stockholder or to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein.

          (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the U.S. Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectuses.

          (d) The Company is a company duly organized and validly existing in good standing under the laws of Bermuda and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect.

          (e) All the Company's Subsidiaries are listed in an exhibit to the Registration Statement. Each Subsidiary is a company duly organized, validly existing and in good standing in the jurisdiction of its organization (to the extent that such concepts have legal significance in such jurisdiction), and has the requisite power (corporate and other) and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or together encumbrance, except as described in the Registration Statement and the Prospectuses.

          (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries which have a Material Adverse Effect or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject which have a Material Adverse Effect that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments relating to the Company that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act. The descriptions of the terms of any such contracts or documents contained in the Registration Statement or the Prospectuses are correct in all material respects.

          (g) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults in the aggregate would not have a Material Adverse Effect), except as may be disclosed in the Registration Statement and the Prospectuses.

          (h) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or the International Underwriting Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court or governmental agency or body having jurisdiction over it (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement), (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (i) The accountants, Arthur Andersen & Co., who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement or the Prospectuses (or any amendment or supplement thereto) are independent public accountants as required by the Act and the applicable rules and regulations thereunder.

          (j) The financial statements, together with the related schedules and notes thereto included as part of the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply (to the extent such entities were in existence at such dates or for such periods); such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and met the requirements of Regulation S-X under the Act for registration statements on Form S-1; and the other financial information and data set forth in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with the books and records of the Company and its Subsidiaries. The selected financial data set forth under the captions "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial Data" in the Prospectuses fairly present the information included therein.

          (k) The execution and delivery of, and the performance by the Company of its obligations under, each of this Agreement and the International Underwriting Agreement have been duly and validly authorized by the Company, and each of this Agreement and the International Underwriting Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of the Company's obligations hereunder or thereunder may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder or thereunder may be limited by Federal or state securities laws or principles of public policy.

          (l) Except as disclosed in, or specifically contemplated by, the Registration Statement and the Prospectuses (or any amendment or supplement thereto, if applicable), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto, if applicable), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock of the Company, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any development involving or which would be expected to involve, a Material Adverse Effect.

          (m) Each of the Company and the Subsidiaries has good and indefeasible title to all property (real and personal) described in the Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement or would not have a Material Adverse Effect and all the material property described in the Prospectuses as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as would not have a Material Adverse Effect.

          (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

          (o) The Company and each of the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own its respective properties and to conduct its business in the manner described in the Prospectuses, except where the failure to have any such Permit would not have a Material Adverse Effect and subject to such qualifications as may be set forth in the Prospectuses; the Company and each of the Subsidiaries has fulfilled and performed in all material respects all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses and except to the extent that any such revocation or termination would not have a Material Adverse Effect.

          (p) Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent.

          (q) Neither the Company nor the Subsidiaries have violated any applicable foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

          (r) There are no costs or liabilities associated with any applicable Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

          (s) Except as described in the Prospectuses, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement, or otherwise. No such rights with respect to shares of Common Stock not listed in Schedule I hereto were exercised nor will be exercised in connection with the sale of the Shares and for a period of 180 days after the date hereof. Except as described in or contemplated by the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock of the Company or any security convertible into or exchangeable or exercisable for Common Stock of the Company.

          (t) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

          (u) The Company is not and, upon sale of the Shares to be issued and sold in accordance herewith and upon application of the net proceeds to the Company from such sale as described in the Prospectuses under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          8. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder represents and warrants to each U.S. Underwriter that:

          (a) Such Selling Stockholder now has, and on the Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Prospectuses.

          (b) Such Selling Stockholder now has, and on the Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement and the International Underwriting Agreement and, upon delivery of and payment for such Shares to be sold hereunder, the several U.S. Underwriters will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest, or other encumbrance.

          (c) Each of this Agreement, the International Underwriting Agreement and the Custody Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes the valid and legally binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except that the enforceability of such Selling Stockholder's obligations hereunder or thereunder may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder or thereunder may be limited by Federal or state securities laws or principles of public policy.

          (d) Neither the sale of the Shares to be sold by such Selling Stockholder hereunder, the execution, delivery or performance of this Agreement, the International Underwriting Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court or governmental agency or body having jurisdiction over it (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement),
(ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any material agreement, indenture, lease or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to such Selling Stockholder or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound or to which any of the property or assets of such Selling Stockholder is subject.

          (e) The information pertaining to such Selling Stockholder provided to the Company for inclusion under the caption "Principal and Selling Shareholders" in the Prospectuses, does not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (f) The representations and warranties of such Selling Stockholder in the Custody Agreement are, and on the Closing Date will be, true and correct.

          (g) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements referred to in the Prospectuses.

          (h) Such Selling Stockholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectuses (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          9. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless you and each other U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become liable under the Act or the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action except insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission or omitted therefrom in reliance upon and in conformity with the information relating to such U.S. Underwriter or Manager furnished in writing to the Company by or on behalf of any U.S. Underwriter through you or by or on behalf of any Manager through a Lead Manager expressly for use in connection therewith; provided, however, that the indemnification
                                 --------  -------
contained in this paragraph (a) with respect to any U.S. Prepricing Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such U.S. Underwriter to any person if a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus, provided that the Company has delivered the U.S. Prospectus to the several U.S. Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          In addition to the foregoing indemnification of all the Underwriters, including Smith Barney Inc., the Company agrees to indemnify and hold harmless Smith Barney Inc., and each person who controls Smith Barney Inc. within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses incurred by Smith Barney Inc. arising out of or based upon Smith Barney Inc. serving as "qualified independent underwriter" for the offering, including reasonable costs of investigation and fees and disbursements of counsel retained by Smith Barney Inc. to represent it in its capacity as "qualified independent underwriter".

          (b) Each Selling Stockholder, jointly and severally, agrees that, in the event any U.S. Underwriter shall have made a demand for payment to the Company for amounts payable by the Company to such U.S. Underwriter pursuant to
this Section 9, which demand remains unsatisfied for a period of    days or
more, then such Selling Stockholder shall promptly, upon the request of such U.S. Underwriter, pay to such U.S. Underwriter an amount equal to the amount payable by the Company to such U.S. Underwriter. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph, collectively with any liability of such Selling Stockholder for any breach of the provisions of Section 6(f) or Section 8(h) of this Agreement, shall be limited to an amount equal to the initial public offering price per Share multiplied by the number of Shares sold by such Selling Stockholder. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have, including as a controlling stockholder of the Company.

          (c) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the Selling Stockholders and each person, if any, who controls any of the Selling Stockholders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished in writing by or on behalf of such U.S. Underwriter specifically for inclusion in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have.

          (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the U.S. Underwriters and such control persons shall be designated in writing by the first of the named U.S. Underwriters on Schedule II hereto and any such separate firm of the Company, its directors, its officers, any such controlling person and the Selling Stockholders shall be designated in writing by the Company and the Selling Stockholders. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus; provided that, in the event that the U.S. Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Stockholders or the U.S. Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the U.S. Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the U.S. Prospectus. The relative fault of the Company and the Selling

Stockholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) of this Section 9 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (dc) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in
Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

          (g)  The indemnity and contribution agreements contained in this
Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers or the Selling Stockholders, any director, officer or partner of a Selling Stockholder or any person controlling the Company or any Selling Stockholder,(ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, or to the Company, its directors, officers, employees or agents or to a Selling Stockholder, any director, officer or partner of a Selling Stockholder or any person controlling the Company or any Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9. The remedies provided in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          10. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The several obligations of the U.S. Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M. New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any U.S. Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a Material Adverse Effect not contemplated by the Prospectuses, which in your reasonable opinion, as Representatives of the several U.S. Underwriters, would materially and adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Stockholder which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the U.S. Underwriters and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your reasonable opinion, as Representatives of the several U.S. Underwriters, materially and adversely affect the market for the Shares.

          (c) You shall have received on the Closing Date an opinion from Simpson Thacher & Bartlett, corporate counsel for the Company and the Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

               (i) The Registration Statement has become effective under the Act and the Prospectus was filed on the date specified in such opinion pursuant to the subsection set forth in such opinion of Rule 424(b) of the rules and regulations of the Commission under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission;

               (ii) Each of this Agreement and the International Underwriting Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms;

               (iii) The statements made in the Prospectuses under the captions "Business," "Description of Capital Stock," "Description of Indebtedness," "Certain Transactions" and "Underwriting," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects;

               (iv) No consent, approval, authorization, order, registration or qualification of or with any Federal or New York governmental agency or body, or, to our knowledge, any Federal or New York court is required for the valid issue and sale of the Underwritten Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement, except for the registration under the Act and the Exchange Act of the Underwritten Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Shares by the Managers.

               (v) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on annexed schedule furnished to such counsel by the Company, nor will such action violate any Federal or New York statute or any rule or regulation that has been issued pursuant to any Federal or New York statute or any order known to such counsel issued pursuant to any Federal or New York statute by any court or governmental agency or body or court having jurisdiction over the Company or any of its properties;

               (vi) Upon delivery of the Underwritten Shares pursuant to this Agreement and the International Underwriting Agreement and payment therefor as contemplated therein, the U.S. Underwriters and the Managers will acquire good and marketable title to the Shares free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title;

               (vii) To the knowledge of such counsel, the U.S. Underwriting Agreement, the International Underwriting Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of each of the Selling Stockholders and are valid and binding agreements of each Selling Stockholder enforceable against each Selling Stockholder in accordance with their respective terms;

               (viii) The execution and delivery of the U.S. Underwriting Agreement, the International Underwriting Agreement and the Custody Agreement by the Selling Stockholders and the consummation of the transactions contemplated thereby will not conflict with, constitute a breach of, or a default under any material agreement, indenture, lease or other instrument known to such counsel to which any Selling Stockholder is a party or by which any of them or any of their assets or property is bound, or violate any statute, law, regulation, court order or decree known to such counsel to be applicable to any Selling Stockholder or to any of the property or assets of any Selling Stockholder, except for any such conflicts, breaches, defaults or violations that would not have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by the Underwriting Agreements;

               (ix) To the knowledge of such counsel, each Selling Stockholder has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and marketable title to the Shares which such Selling Stockholder has agreed to sell pursuant to the U.S. Agreement and the International Underwriting Agreement;

               (x) The Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended; and

               (xi) The statements made in the Prospectuses under the caption "Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

          Such counsel shall also state that the opinions set forth in paragraphs (ii) and (ix) above are (i) subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law),
(iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights. Such counsel shall also state that the opinions set forth in paragraphs (ii) and (ix) above are further limited by considerations of public policy.

          Such counsel shall also state that such counsel has not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectuses, and takes no responsibility therefor, except as and to the extent set forth in paragraphs
(ii) and (ix) above. Such counsel shall state that in the course of the preparation by the Company of the Registration Statement and the Prospectuses, such counsel participated in conferences with certain officers and employees of the Company, with representatives of Arthur Andersen & Co. and with counsel to the Company. Such counsel shall state that based upon such counsel's examination of the Registration Statement and the Prospectuses, such counsel's investigations made in connection with the preparation of the Registration Statement and the Prospectuses and such counsel's participation in the conferences referred to above, such counsel (i) is of the opinion that the Registration Statement, as of its effective date, and the Prospectuses, as of their respective dates, and as of the date of such opinion, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no opinion with respect to the financial statements or other financial or statistical data or the statements with respect to regulation of telecommunications activities contained in the Registration Statement or the Prospectuses and (ii) has no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectuses, as of their respective dates, and as of the date of such opinion, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel expresses no belief with respect to the financial statements or other financial or statistical data or the statements with respect to regulation of telecommunications activities contained in the Registration Statement or the Prospectuses.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such counsel may also make such assumptions and qualifications as they deem proper.

          (d) You shall have received on the Closing Date an opinion of Appleby, Spurling & Kempe, Bermuda counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

               (i) The form of certificates for the Shares conforms to the requirements of Bermuda Law;

               (ii) The Company is a company duly organized, validly existing and in good standing under the laws of Bermuda and has the requisite power to conduct its business and authority to own its properties as described in the Registration Statement and the Prospectuses and to enter into and perform the respective terms and conditions of this Agreement and the International Underwriting Agreement and to issue, sell and deliver the Shares to be sold by it to the U.S. Underwriters and Managers as provided therein, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify to be in good standing would not have a Material Adverse Effect;

               (iii) The Company's authorized share capital is US $6,000,000 divided into 600,000,000 common shares of par value US $0.01 each.

               (iv) All of the authorized and issued shares of the Company prior to the issuance of the Shares to be issued have been duly and validly authorized and the share register of each of the Subsidiaries organized under Bermuda law (the "Bermuda Subsidiaries") discloses that all of the issued shares of the Bermuda Subsidiaries are registered in the name of the Company. Such counsel has searched the Register of Charges maintained by the Registrar of Companies in Bermuda against the name of the Company and each of the Bermuda Subsidiaries. Such counsel's search disclosed those charges set forth in such opinion as having been registered in the names of these entities over the shares of the Subsidiaries. Such counsel may state that registration of charges is not mandatory and that accordingly such counsel cannot definitively opine that there are no additional charges over the shares of the Bermuda Subsidiaries.

               (v) The Shares to be issued and sold to the U.S. Underwriters and Managers by the Company under this Agreement and the International Underwriting Agreement have been duly authorized and when issued and delivered to the U.S. Underwriters and Managers against payment therefor in accordance with the terms of this Agreement and the International Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any (A) preemptive rights or (B) to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

               (vi) The Company has taken all necessary action to authorize the execution and delivery of this Agreement and the International Underwriting Agreement, and the performance by it of the transactions contemplated therein;

               (vii) Neither the issuance, sale or delivery of the Underwritten Shares, nor the execution, delivery or performance of this Agreement or the International Underwriting Agreement, or compliance by the Company with all provisions of this Agreement and the International Underwriting Agreement, nor consummation by the Company of the transactions contemplated hereby or by the International Underwriting Agreement will:

                       (a) violate any provision of any applicable law of Bermuda, nor, as far as can be ascertained from public records, any regulation or under of any governmental, judicial or public body or authority of or in Bermuda;

                       (b) violate the Memorandum of Association or By-laws of the Company; or

                       (c) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company;

               (viii) This Agreement and the International Underwriting Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and, when executed, delivered and paid for in accordance with the provisions of this Agreement and the International Underwriting Agreement, the Shares will constitute legal, valid and binding obligations of the Company;

               (ix) Other than as specified in such opinion, there is no registration or filing with, or consent, license, approval, declaration, permission, authorization, exemption or similar instrument of, or the taking of any other action by, any person in Bermuda which is required in connection with the issuance of the Shares or the execution, delivery or performance of this Agreement or the International Underwriting Agreement, or to ensure the legality, validity, enforceability or admissibility in evidence of the this Agreement or the International Underwriting Agreement in Bermuda;

               (x) To the best of such counsel's knowledge, based solely upon such counsel's search of the cause book of the Supreme Court, no litigation, arbitration or administrative proceedings are presently current or pending in Bermuda with respect to the Company, and no resolution has been passed or petition presented for the appointment of a receiver or liquidator to or for the dissolution, reconstruction or reorganization of the Company, or of any of its assets;

               (xi) Neither the Company nor any of its properties or assets enjoys any rights of immunity from legal proceedings in Bermuda, or from the execution of judgment upon or attachment of such property or assets or otherwise;

               (xii) The choice of the laws of the State of New York to govern this Agreement and the International Underwriting Agreement is a proper, valid and binding choice of law and will be recognized and applied by the Courts of Bermuda, assuming that such choice of law is a valid and binding choice of law under the laws of the State of New York;

               (xiii) The irrevocable submission by the Company [and the Selling Stockholders, as applicable,] to the jurisdiction of the New York State and Federal courts sitting in New York and the appointment of the process agent contained in this Agreement and the International Underwriting Agreement constitutes the legal, valid and binding submission and appointment of the Company, provided that such submission and appointment is accepted by the New York State and Federal courts sitting in New York and, with respect to the appointment of process agent, no other procedural requirements are necessary in order to validate such appointment.

               (xiv) A final and conclusive judgment of the United States Federal or New York State courts under which a sum of money is payable not being a sum payable in respect of taxes or other charges of a like nature in respect of a fine or other penalty, or multiple damages, would be enforced as a debt against the Company by an action in the Supreme Court of Bermuda without re-examination of the merits of the case under the Common Law Doctrine of Obligation, provided that such judgment was not obtained by fraud or that its enforcement would not be contrary to public policy in Bermuda, or that the proceedings in which the same was obtained were not contrary to natural justice;

               (xv) The statements in the Prospectuses under the captions "Service of Process and Enforcement of Liabilities," "Tax Considerations-- Taxation of the Company--Bermuda Tax Considerations" and "--Taxation of Stockholders--Bermuda Tax Considerations" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects; and

               (xvi) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the U.S. Underwriters or the Managers to the Bermuda Government or to any political subdivision or taxing authority thereof or therein in connection with the execution of this Agreement or the International Underwriting Agreement or the issuance of the Shares.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such counsel may also make such assumptions and qualifications as they deem proper. Such opinion shall also state that it may be relied upon by Latham & Watkins, as if it were addressed to them, for the purposes of any legal opinion that such firm may be asked to deliver pursuant to this Agreement.

          (e) You shall have received on the Closing Date an opinion of Preston Gates Ellis & Rouvelas Meeds L.L.P., special U.S. regulatory counsel to the Company, dated the Closing Date and addressed to the Initial Purchasers substantially in the form of Exhibit A hereto.
                             ---------

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Subsidiaries and public officials. Such counsel may also make such assumptions and qualifications as they deem proper.

          (f) You shall have received on the Closing Date an opinion of Clifford Chance, special U.K. regulatory counsel to the Company, dated the Closing Date and disclosed to you substantially in the form of Exhibit B hereto.
                                                               ---------

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Subsidiaries and public officials. Such counsel may also make such assumptions and qualifications as they deem proper.

          (g) You shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the U.S. Underwriters, dated the Closing Date, with respect to such matters as you may reasonably request.

          (h) You shall have received letters addressed to you, as Representatives of the several U.S. Underwriters, and dated the date hereof and the Closing Date from Arthur Andersen & Co., independent certified public accountants, substantially in the forms heretofore approved by you.

          (i)  (i)     No stop order suspending the effectiveness of the
Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall have been contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the

Prospectuses (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(i) and in Section 10(j) hereof.

          (j) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (k) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct, on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of each of the Selling Stockholders to the effect set forth in this Section 10(k) and in Section 10(l) hereof.

          (l) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements contained in this Agreement or the International Underwriting Agreement and required to be performed or complied with by them at or prior to the Closing Date.

          (m) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

          (n) The Common Stock shall have been listed or approved for listing, subject to notice of issuance, on the NASDAQ National Market.

          (o) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

          Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Stockholder and delivered to you, as Representatives of the U.S. Underwriters, or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to each U.S. Underwriter as to the statements made therein.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Option Closing Date of the conditions set forth in this Section 10 (other than paragraphs (j) and (k)), except that, if the Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this
Section 10 shall be dated the Option Closing Date in question and the opinions or letters called for by paragraphs (c), (d), (e) and (f) shall be revised to reflect the sale of Additional Shares and the fact that all of the Additional Shares will be sold by the Company and not the Selling Stockholders.

          11. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Sellers of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them;
(ii) the printing (or reproduction) and delivery (including postage, air freight (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares;
(iv) the registration of the Common Stock under the Exchange Act and the listing of the Shares on the NASDAQ National Market; (v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation and delivery of the Blue Sky Memorandum and such registration and qualification); (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (vii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders.

          12. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company and the Selling Stockholders.

          If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting U.S. Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting U.S. Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting U.S. Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting U.S. Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

          Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

          13. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the U.S. Underwriters by notice given to the Company or any Selling Stockholder, if prior to the Closing Date or the Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Bermuda of a national emergency or war or other domestic calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the U.S. Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Shares at the offering price to the public set forth on the cover page of the U.S. Prospectus or to enforce contracts for the resale of the Shares by the U.S. Underwriters.

          Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          14. INFORMATION FURNISHED BY THE U.S. UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements in the first, second, seventh, eighth and twelfth paragraphs and the third sentence of the thirteenth paragraph under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the U.S. Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

          15. MISCELLANEOUS. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Selling Stockholders at the office of the Company at Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda, Attention: Secretary of the Company; or (ii) if to you, as Representatives of the several U.S. Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers, the other controlling persons referred to in Section 9 hereof and the Selling Stockholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his status as such purchaser.

          16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          17. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENTS FOR SERVICE; CURRENCY INDEMNITY.

          (a) To the fullest extent permitted by applicable law, each of the Company and the Selling Stockholders irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City Of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Agreement or any Shares, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Company and the Selling Stockholders irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. Each of the Company and the Selling Stockholders agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and the Selling Stockholders and may be enforced in the courts of

Bermuda (or any other courts to the jurisdiction of which the Company or any of the Selling Stockholders is subject by suit upon such judgment, provided that
                                                                --------
service of process is effected upon the Company or the Selling Stockholders in the manner specified herein or as otherwise permitted by law. Each of the Company and the Selling Stockholders hereby irrevocably designates and appoints CT Corporation System, 1633 Broadway- 23rd Floor, New York, New York (the "Process Agent"), as the authorized agent of the Company and the Selling Stockholders upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company or the Selling Stockholders. Each of the Company and the Selling Stockholders represents to the U.S. Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. Each of the Company and the Selling Stockholders hereby irrevocably authorizes and directs the Process Agent to accept such service. Each of the Company and the Selling Stockholders further agrees that service of process upon the Process Agent and written notice of said service to the Company, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company or any of the Selling Stockholders in any such suit or proceeding. Nothing herein shall affect the right of the U.S. Underwriters or any person controlling the U.S. Underwriters to serve process in any other matter permitted by law. Each of the Company and the Selling Stockholders further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Company or any of the Selling Stockholders has any outstanding obligations under this Agreement, the Custody Agreement or the Shares. To the extent that the Company or any of the Selling Stockholders has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment in aid of execution, executor or otherwise) with respect to itself or its property, each of the Company and the Selling Stockholders hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

          (b) The obligation of the parties to make payments hereunder for the Shares is in U.S. dollars (the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment (as additional, separate and independent obligation) for the amount (if any) by which such effective receipt is less than the full amount of the Obligation Currency payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Agreement.

              [U.S. Underwriting Agreement Signature Pages Follow]

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several U.S. Underwriters.

                                        Very truly yours,

                                        Global Crossing Ltd.

                                        By ........................
                                           Name:  Jack M. Scanlon
                                           Title: Chief Executive Officer

                                        Each of the Selling Stockholders
                                           named in Schedule I hereto

                                           By ...................
                                              Attorney-in-Fact

                                           By ...................
                                              Attorney-in-Fact
Confirmed as of the date first
above mentioned on behalf of
themselves and the other several U.S.
Underwriters named in Schedule II
hereto.

Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CIBC Oppenheimer Corp.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

 As Representatives of the Several U.S. Underwriters

By SMITH BARNEY INC.


By ............................
     Managing Director

                                  SCHEDULE I


                             Global Crossing Ltd.


Firm Shares
-----------

                                                    Number of
          Selling Stockholders                     Firm Shares
          --------------------                     -----------



                                                   ______________

                                   Total........   ______________




                                   Total........   _______________

                                  SCHEDULE II



                             Global Crossing Ltd.


                                                                      Number of
   Underwriter                                                       Firm Shares
   -----------                                                       -----------

Smith Barney Inc................
Merrill Lynch, Pierce, Fenner &
 Smith Incorporated.............
CIBC Oppenheimer Corp...........
Deutsche Bank Securities Inc....
Goldman, Sachs & Co.............
Morgan Stanley & Co.
 Incorporated...................




                                                                     ___________

                                                Total..........      ___________

                                   EXHIBIT A

        FORM OF OPINION OF PRESTON GATES ELLIS & ROUVELAS MEEDS L.L.P.

                                [SEE ATTACHED]

                                   EXHIBIT B

                      FORM OF OPINION OF CLIFFORD CHANCE

                                [SEE ATTACHED]


                                      37